                                                                 EXHIBIT 10.59.1

                                                                October 20, 2005

Clarence J. Gabriel, Jr.

Dear Gabe,

      This letter will amend that certain special employment agreement dated May 5, 2005 between you and Albertson's, Inc. ("Special Employment Agreement"). The Special Employment Agreement shall remain in full force and effect, except that the following items in the Special Employment Agreement have been amended as follows:

1. The definition of "Termination Date" set forth in Section 1 shall be deleted in its entirety and the following inserted in lieu thereof:

      "The term "Termination Date" shall mean the earliest of (i) April 10, 2006, (ii) the date you commence employment with or become an independent consultant for a third party (regardless of whether such third party is a "Competing Business," as that term is defined in Exhibit A hereto), or
      (iii) the date of your death."

2. Subsection 2.B(ii) shall be deleted in its entirety and the following inserted in lieu thereof:

      "(ii) a bonus for fiscal 2005 that will be calculated pursuant to the annual Corporate Bonus Plan based on actual Company performance, prorated through the Resignation Date, and paid in a lump sum, less applicable taxes, no later than April 15, 2006; provided any bonus is payable under the Corporate Incentive Plan."

3. Subsection 4(a) shall be deleted in its entirety and the following inserted in lieu thereof:

      "(a) If the Termination Date occurs because you commence employment with or become an independent contractor for a third party other than a Competing Business or die prior to April 10, 2006, the Company will pay you: i) the equivalent of your base salary calculated from the Termination Date through May 5, 2006 in a lump sum, less applicable taxes, on the earlier of within five (5) days following receipt of the notice required by Paragraph 5 below and April 15, 2006, and ii) the prorated bonus payment described in paragraph 2.B(ii) above as provided therein."

4. The "May 5, 2006" Termination Date in Subsection 4(b) shall be deleted and the date "April 10, 2006" inserted in lieu thereof.

5. A new Subsection (c) shall be added to Paragraph 4 as follows:

      "(c) If the Termination Date has not occurred on or prior to April 10, 2006 due to your commencement of employment with or becoming of an independent contractor for a third party other than a Competing Business or your death:

            (i) the Company will pay you the additional amount of base salary you would have received pursuant to the terms hereof had the Termination Date been May 5, 2006. Such amount will be paid in a lump sum, less applicable taxes, no later than April 15, 2006;

            (ii) until April 15, 2006, you will be entitled to continue participation in and/or receive the benefits under those plans and benefits referred to in Sections 2(A)(3), 2(A)(5) and 2(A)(8); and

            (iii) the Termination Date shall be considered April 15, 2006 for purposes of Section 2(A)(6)."

5. Paragraph 5 shall be deleted in its entirety and the following inserted in lieu thereof:

      "5. You agree to notify the Company in writing if you accept employment with or accept a position as an independent contractor for any third party within five (5) business days of your acceptance, provided that if your acceptance of such a position occurs following April 1, 2006, you shall also notify the Company by telephone call as soon as reasonably practical and in any event on or prior to April 9, 2006. Written notice shall specify the name and address of the employer or such third party and the date of commencement or engagement and shall be delivered to the Company care of the General Counsel of Albertsons, Inc., 250 E. Parkcenter Blvd., Boise, Idaho 83706. Telephonic notice shall be to the General Counsel of Albertsons, Inc. at 208-395-6200.

6. A new Section 18 shall be added as follows:

      "18. This Agreement will be interpreted, applied and, to the minimum extent necessary, amended so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of Section 409A(a)(1) of the Internal Revenue Code of 1986, as amended."

Please acknowledge your agreement by executing and returning this original signed amendment in the self-addressed envelope provided herewith.

                                                Very truly yours,

                                                /s/ John Sims

                                                John Sims
                                                Executive Vice President and
                                                General Counsel

Agreed and accepted this 1st day of November 2005.

By: /s/ Clarence J. Gabriel
    ------------------------------------
    Clarence J. Gabriel